THE AEGIS FUNDS

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints William S. Berno, Scott L. Barbee and Paul M. Miller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in his name, place, and stead, in any and all capacities, to sign any and all registration statements in the name of The Aegis Funds and any amendments or supplements thereto, and to file the same, with all other documents in connection therewith, with the Securities and Exchange Commission, or the securities administrator of any jurisdiction, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the date indicated below.

NAME                                    DATE


/s/ V. Scott Soler                      April 27, 2007
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V. Scott Soler
Trustee

SK 23261 0002 768772